UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

POTNETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-55969	46-5470832
(State of Incorporation)	(Commission File Number)	IRS Employer ID No.

3531 Griffin Road

Ft. Lauderdale, Florida 33312

(Address of Principal Executive Offices)

(800) 433-0127

(Registrant’s Telephone Number including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

PotNetwork Holdings, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused disruptions in the daily operations of our accounting function, causing delays with our interactions with our auditors. Therefore, the Company’s ability to complete its audit and file the 2019 10-K prior to its due date is delayed. Notwithstanding the foregoing, the Company expects to file the 2019 10-K no later than May 14, 2020 (which is 45 days from the 2019 10-K’s original filing deadline of March 30, 2020).

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its 2019 10-K, as may be updated to reflect subsequent events impacting the Company:

We are unable to predict the impact of COVID-19 on our company

There is substantial uncertainty as to the effects of the coronavirus pandemic on our business, results of operations and financial condition. The coronavirus pandemic has caused interruptions in our normal business activity, causing many of our staff to work from home for an indeterminate period of time, and has slowed deliveries of product and components both to us and our customers as the result of related disruptions in our supply chain and among our delivery services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PotNetwork Holdings, Inc. (the “Registrant”)
a Colorado corporation

DATE: March 27, 2020	By:	/s/ Kevin Hagen
	Name:	Kevin Hagen
	Title:	Chief Executive Officer

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